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[PRO-FAC LOGO]                                        Exhibit 99.1

                                                      Contacts:
                                                      Pro-Fac Cooperative, Inc.
                                                      585-218-4210
                                                      www.profaccoop.com

                                PRO-FAC ANNOUNCES
             REDUCTION IN EXPECTED FUTURE PREFERRED STOCK DIVIDENDS

Rochester, N.Y., May 5, 2006...Pro-Fac Cooperative, Inc. ("Pro-Fac" or the "Cooperative) (Nasdaq: PFACP), an agricultural cooperative, expects to file on May 8, 2006 its Report on Form 10-Q for the fiscal quarter ended March 25, 2006 with the Securities and Exchange Commission. The Form 10-Q reports among other things the expectations of the Board of Directors concerning the Cooperative's payment of future dividends on its preferred stock, including its Class A cumulative preferred stock which trades on the NASDAQ National Market System.

The Board of Directors expects, subject to all the facts and circumstances at the relevant times, to declare a quarterly dividend of $.43 per share of Class A cumulative preferred stock for payment in July 2006. Thereafter, Pro-Fac expects to declare and pay quarterly dividends of $.21 per share of Class A cumulative preferred stock for the dividend payments to be made in October 2006, January 2007, and April 2007. Beginning with the fiscal quarter ending June 2007, the Board expects to suspend in full the declaration and payment of dividends on its Class A cumulative preferred stock. The Board expects to declare an annual dividend of $1.50 per share on its non-cumulative preferred stock for payment in July 2006, and in accordance with the Cooperative's Certificate of Incorporation expects to set aside the proportionate share of the annual non-cumulative preferred stock dividend for payment in July 2007 if, as expected, reduced quarterly dividend declarations are made in fiscal 2007 on the Class A cumulative preferred stock. Beginning with the quarter ending in June 2007, the Board expects to suspend in full the declaration and payment of dividends on the Cooperative's non-cumulative preferred stock. The declaration of any future dividends, including the expected declarations outlined above, are subject to Board action in advance of any such declaration based upon all the facts and circumstances at each such time.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning expected future dividend declarations, payments and amounts. These statements are not historical facts or guarantees of the Cooperative's future declaration or payment of dividends, or of the Cooperative's future performance, or of future events or results. There are risks, uncertainties and other factors that could cause the Cooperative's actual actions (including the declaration and payment of dividends) or performance to be materially different, or that could cause actual events or results to be materially different from those expressed or implied by or in such forward-looking statements, including: (1) the Cooperative's available cash, cash surplus and earnings; and (2) the Cooperative's financial situation, financial condition and results of operations. Additional information and factors that could cause Pro-Fac's actual actions or performance to be materially different, or that could cause actual events or results to be materially different are discussed in Pro-Fac's periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Cooperative undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

ABOUT PRO-FAC:

Pro-Fac Cooperative is an agricultural cooperative that markets crops grown by its member-growers, including fruits (cherries, apples, blueberries, and peaches), vegetables (snap beans, beets, cucumbers, peas, sweet corn, carrots, cabbage, squash, asparagus and potatoes) and popcorn. Only growers of crops marketed through Pro-Fac (or associations of such growers) can become members of Pro-Fac. Pro-Fac's Class A cumulative preferred stock is listed on the Nasdaq National Market system under the stock symbol, "PFACP." More information about Pro-Fac can be found on its web site at http://profaccoop.com/.